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EXHIBIT 10.5

                      MANAGEMENT AGREEMENT
                      --------------------

     This Agreement made and entered into as of the 11th day of August, 1995, by and between Petrolite Corporation, a Delaware Corporation, 369 Marshall Avenue, St. Louis, MO 63119 (the "Company"), and Paul H. Hatfield, 12444 Powerscourt Drive, Suite 300, St. Louis, Missouri 63131 (the "Manager").

                           WITNESSETH:

     WHEREAS, the Company desires to engage the services of Manager in accordance with the terms and conditions of this Agreement; and

     WHEREAS, Manager desires to perform services for the Company in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto agree as follows:

     1. SCOPE OF WORK. The Manager shall provide management services to the Company, particularly with regard to the Company's Chemicals Group. The Manager shall report to the Chief Executive Officer of the Company but shall be free to set his own hours.

     2. PAYMENT. In consideration of the services to be provided hereunder, the Company shall pay Manager, during the term of this Agreement, the sum of $125,000, payable in 12 monthly installments in accordance with the Company's general practice, beginning
August 31, 1995. In addition, Company shall offer to enter into that certain Stock Option Agreement of even date attached hereto as Exhibit A and incorporated by reference herein. Manager shall not be entitled to any other compensation or remuneration for his services provided hereunder.

     3. INDEPENDENT CONTRACTOR. Manager shall be an independent contractor with respect to Manager's performance of all services rendered hereunder and Manager shall not be deemed for any purpose to be an employee, agent, servant or representative of Company in the performance of any service hereunder. The actual performance and superintendence of all services performed hereunder shall be by Manager.

     4. TAXES. Manager shall pay all taxes, licenses and fees levied or assessed against Manager in connection with or incident to Manager's performance of this Agreement by any governmental agency for unemployment compensation insurance, old age benefits, social security, or any other taxes upon the remuneration of Manager. Should Manager fail to pay any such tax or governmental charge Company may, but shall not be required to, make such payment for the account of Manager. In such event, Manager agrees to furnish Company with all information required to enable Company to make any such payments or reports and Manager shall reimburse Company promptly for all such amounts paid by Company.


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     5.   REIMBURSEMENT OF EXPENSES.  Company will reimburse
Manager for reasonable travel and other expenses incurred by Manager in connection with the services provided by Manager hereunder upon Company's approval of Manager's written submission of an itemized account of such expenses.

     6. TERM. This Agreement shall become effective on the day referenced above, and shall continue in force and effect through August 10, 1996, unless terminated earlier by either party as provided herein. Either party may terminate this Agreement by giving the other party 60 calendar days' notice in writing to that effect at the respective address set forth above. Such termination, however, shall not relieve either party of its liabilities arising from or incident to services performed prior to termination of this Agreement. Manager shall be entitled only to that remuneration accrued or vested prior to such date of termination.

     7.   SPECIAL COVENANTS BY MANAGER.

          A. Covenant Not to Compete. Manager acknowledges expressly that Company has developed and established a valuable and extensive worldwide trade in its products and that its customers, which have been established and maintained at substantial expense, are of great value to the Company. In further consideration for the covenants and agreements of Company herein set forth, Manager covenants to Company that neither he nor any corporation, partnership, business firm or entity in which he may now or hereafter have an equity interest (excepting a publicly-traded corporation in which he has a less than 1% interest for investment purposes), or by which he may be employed or otherwise affiliated as an employee, representative, consultant or otherwise, nor any person subject to his control or direction will, during the "Period of this Covenant" as hereafter defined, within the "Trade Area" hereafter specified, directly or indirectly:

                 i. Conduct, engage in, be connected with, have any interest in, consult for, or aid or assist in any manner any person, firm or business entity (whether a corporation, partnership, proprietorship or otherwise) in engaging in the development, manufacture, distribution, sale or application of services or products like or similar to any services or products now being developed, manufactured, marketed or distributed by Company or any of its affiliates, or which may be developed, manufactured, marketed or distributed by Company or any of its affiliates at any time during Manager's employment with Company or any of its affiliates; or

                ii. In any way, directly or indirectly, solicit, divert, take away or interfere with any of the business,

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          customers, trade or patronage of Company or its
          subsidiaries or affiliates; or

               iii. Seek to employ any person who was an employee of Company or any of its affiliates during the twelve
          (12) months immediately preceding Manager's termination.

          The "Period of this Covenant" contained in this
     Section 7A shall commence on the date of this Agreement and shall terminate automatically eighteen (18) months from and after the date this Agreement is terminated.

          The "Trade Area" contained in this Section 7A shall be deemed to encompass the world, it being expressly declared and acknowledged by Manager that Manager will, in the course of his responsibilities hereunder, acquire active personal knowledge of Company's Confidential Information and confidential business affairs throughout said Trade Area and will acquire and possess intimate knowledge of the marketing and distribution of Company services and products throughout the aforesaid Trade Area.

          Manager further acknowledges and agrees that the "Period of this Covenant" is the minimum period of time, and that the "Trade Area" hereinabove specified is the minimum and reasonable area necessary, to protect Company reasonably and adequately in its business operations.

          B. Secrecy Covenant. Manager further covenants and agrees that he will not, at any time either during or after the term of this Agreement, reveal or otherwise communicate to any person or entity any Confidential Information to which he will or may have access, except as such communication may be necessarily incidental to the performance of his duties with Company under this Agreement. For purposes of this Agreement "Confidential Information" shall mean all confidential and proprietary information and trade secrets of Company including, but not limited to, financial and accounting information and procedures, product pricing data and product formulae, identity of customers, customer requirements, sales data, marketing information, manufacturing processes, inventions, know-how, technology, special processes and techniques, and distribution methods of Company or any of its subsidiaries or affiliates, but shall not include Confidential Information that is in the public domain or becomes part of the public domain other than through the fault of Manager.

          C. Breach of Covenants. Manager has consulted with Manager's legal adviser concerning this Agreement, understands the nature, term and effects of the covenants of Manager set forth in Sections 7A and 7B above, and acknowledges and agrees that such covenants are reasonable and necessary for the protection of Company and its business operations. Manager

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     further acknowledges and agrees that monetary damages could not and cannot adequately compensate Company in the event of the violation or breach of any of the covenants of Manager set forth in Sections 7A and 7B above and that, irrespective of any other provision of this Agreement, injunctive relief would be essential for the protection of Company. Manager does hereby agree, therefore, that Company may have such injunctive relief without any requirement for a bond, upon due notice and hearing, as will be necessary to provide full and ongoing protection to Company with respect to the matters hereinabove set forth, in addition to such further or other relief as may appertain at equity or law.

          D. Limitations. If and to the extent that any of the covenants set forth in Section 7A or 7B above shall be deemed by the court in which suit is brought to be unenforceable as written by reason of its scope in terms of area or length of time, but may be made enforceable by adjusting the area or period of time applicable to such covenant, Manager and Company stipulate and agree that such covenant shall be deemed automatically to be amended for purposes of such suit so as to incorporate the aforesaid reduction in area or duration of time, or both, to the end that such covenant, as modified in connection with such suit, shall be enforceable to the fullest extent permissible under the laws and public policies of the State of Missouri, the State under which this contract is governed.

     8.   INDEMNITIES.

          A. MANAGER'S COVENANT NOT TO SUE. Manager covenants not to sue for, and shall fully hold harmless and render whole Company, its officers, directors, employees and/or agents, from and against all claims, losses, costs, expenses (including, but not limited to, costs of settlement and reasonable attorneys' fees and expenses incurred in defense of Company, its officers, directors, employees and/or agents), demands, damages (including exemplary and punitive damages), suits, judgments, liabilities and causes of action of whatsoever nature or character (collectively "Claims") made or asserted by Manager on account of personal injury or death caused by, arising out of, or in any way incidental to, or in connection with, the services performed by Manager for Company including, but not limited to, those Claims where personal injury or death (or liability therefor) was caused by the concurrent negligence or fault of any combination of Company, Manager and/or any third party (and/or any of their respective officers, directors, employees and/or agents), except to the extent that the Claim is determined to have been caused by the sole negligence or sole willful misconduct of Company.



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          B.  COMPANY'S INDEMNITY OF MANAGER.

                 i. The Company shall indemnify Manager, should Manager be made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) in connection with the services performed by Manager for Company, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if Manager acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Manager did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                ii. The Company shall indemnify Manager, should Manager be made a party or be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the services performed by Manager for Company, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which Manager shall have been adjudged to be liable for negligence or misconduct in the performance of this Agreement unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Manager is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               iii. To the extent that Manager shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii), or in defense of any claim, issue or matter therein, he

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          shall be indemnified against expenses (including
          attorneys' fees) actually and reasonably incurred by him in connection therewith.

                iv.  Any indemnification under paragraphs (i) and
          (ii) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs
          (i) and (ii). Such determination shall be made (x) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (y) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (z) by the stockholders; provided, however, that Manager shall not participate in any such determination as a Director of the Company.

                 v. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (iv) upon receipt of an undertaking by or on behalf of the Manager to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as provided herein.

     9. ASSIGNMENT; SUBCONTRACTING. Manager shall not assign this Agreement or subcontract the whole or any part of the services to be performed without the express prior written consent of Company.

     10. APPLICABLE LAW. This Agreement and all matters pertaining hereto or arising herefrom shall be governed and determined by the laws of the State of Missouri.

     11. ENTIRE AGREEMENT. This Agreement, including Exhibit A hereto, supersedes all prior negotiations, understandings and agreements between the parties regarding the subject matter hereof and constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof. No alterations, modifications or changes to this Agreement shall be effective unless the same are in writing and executed by both parties.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above.


               Company:            PETROLITE CORPORATION



                              By:  /s/ William E. Nasser
                                   ------------------------------
                                   (Signature)

                                   Chairman, President and CEO
                                   ------------------------------
                                   (Title)




               Manager:            PAUL H. HATFIELD



                                   /s/ Paul H. Hatfield
                                   ------------------------------
                                   (Signature)


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